                                                                 Exhibit 10.1.11
                                  OFFICE LEASE

             SOFI-IV SIM OFFICE INVESTORS II, LIMITED PARTNERSHIP

                                    Landlord

                                       and

              Advanced Telecommunications, Inc. a Delaware corp.

                                     Tenant

                             Dated: December 1, 1999
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TABLE OF CONTENTS

                                TABLE OF CONTENTS

ARTICLE 1     SUMMARY OF BASIC TERMS

ARTICLE 2     DELIVERY, TERM AND CONSTRUCTION
    2.1       Term
    2.2       Memorandum
    2.3       Area Measurement
    2.4       Condition

ARTICLE 3     USE OF PREMISES
    3.1       Permitted Uses
    3.2       Insurance Restrictions
    3.3       Improvements
    3.4       Prohibitions
    3.5       Common Areas
    3.6       Rules and Regulations
    3.7       Compliance with Law
    3.8       Audit
    3.9       Parking
   3.10       Keys, Locks and Access Cards

ARTICLE 4     SECURITY DEPOSIT AND GUARANTIES

ARTICLE 5     RENT
    5.1       Base Rent
    5.2       Late Charges and Interest
    5.3       Excise Taxes
    5.4       Obligations are Rent
    5.5       Proration

ARTICLE 6     OPERATING COSTS
    6.1       Tenant's Share
    6.2       Estimates
    6.3       Annual Reconciliation
    6.4       Partial Year Proration, Variable Cost Adjustment
    6.5       Operating Costs
    6.6       Exclusions

ARTICLE 7     TAXES

ARTICLE 8     INSURANCE AND INDEMNITY
    8.1       Insurance Policies
    8.2       Policy Requirements
    8 3       Evidence of Coverage
    8 4       Indemnity and Exculpation
    8.5       Landlords Policies

ARTICLE 9     FIRE AND CASUALTY
    9.1       Termination Rights
    9.2       Restoration
    9.3       Abatement
    9.4       Demolition of Project
    9.5       Agreed Remedies

ARTICLE 10    CONDEMNATION
   10.1       Automatic Termination
   10.2       Optional Termination
   10.3       Award


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ARTICLE 11    MAINTENANCE
   11.1       By Tenant
   11.2       By Landlord

ARTICLE 12    UTILITIES

ARTICLE 13    LANDLORD RIGHT OF ENTRY

ARTICLE 14    SIGNS

ARTICLE 15    TENANT ALTERATIONS
   15.1       Tenant Alterations
   15.2       Tenant Installations
   15.3       Mechanics Liens

ARTICLE 16    ASSIGNMENT AND SUBLETTING
   16.1       Consent Required
   16.2       Requests for Approval
   16.3       Continued Responsibility
   16.4       Excess Proceeds
   16.5       Limitations
   16.6       No Waiver
   16.7       Transfer by Landlord

ARTICLE 17    SUBORDINATION AND A1TORNMENT
   17.1       Subordination
   17.2       Lender Protection
   17.3       Documentation
   17.4       Other Transactions

ARTICLE 18    ESTOPPEL CERTIFICATES

ARTICLE 19    QUIET ENJOYMENT

ARTICLE 20    SURRENDER AND HOLDOVER
   20.1       Surrender
   20.2       Holdover

ARTICLE 21    BREACH, DEFAULT, AND REMEDIES
   21.1       Default
   21.2       Remedies
   21.3       Subtenancies

ARTICLE 22    LANDLORD LIABILITY

ARTICLE 23    NOTICES

ARTICLE 24    BROKERAGE

ARTICLE 25    RELOCATION

ARTICLE 26    GENERAL
   26.1       Severability
   26.2       No Waiver
   26.3       Effect of Payment
   26.4       Delay
   26.5       Lender Notice
   26.6       No Offer


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   26.7       Successors
   26.8       Integration
   26.9       Waiver of Jury Trial
  26.10       Governing Law
  26.11       Deadlines Enforceable
  26.12       Counterparts
  26.13       Additional Provisions

ARTICLE 27      SERVICES

     A.       Landlord's Obligations
     B.       Electrical Service
     C.       Restoration of Service/Tenant Self-Help Remedy
     D.       Generator & HVAC Access

ARTICLE 28    RISERS & CONDUIT ACCESS

ARTICLE 29    BATTERY INSTALLATION

ARTICLE 30    GROUNDING RISER

ARTICLE 31    ANTENNAE

ARTICLE 32    FIRE PROTECTION & LIFE SAFETY

ARTICLE 33    HAZARDOUS SUBSTANCES

ARTICLE 34    EXPRESS WAIVER OF LANDLORD'S LIEN

ARTICLE 35    ALLOWABLE USE OF CERTAIN HAZARDOUS MATERIALS

EXHIBITS

EXHIBIT A -   THE PREMISES
EXHIBIT A-1 - FLOOR PLAN
EXHIBIT B -   CONSTRUCTION PROVISIONS
EXHIBIT C -   RULES AND REGULATIONS


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OFFICE LEASE

SOFI-IV SIM OFFICE INVESTORS II LIMITED PARTNERSHIP, an Delaware limited partnership ("Landlord"), hereby leases the Premises described below, for the Term and on the terms and conditions set forth in this Lease, to:

Advanced Telecommunications, Inc. a Delaware corp.

                                                                     ("Tenant").


ARTICLE I SUMMARY OF BASIC TERMS

1.1 The Premises: Suite #500 in the Building consisting of approximately 6,028 square feet of rentable area as illustrated on the attached Exhibit A. A floor plan for the floor(s) on which the Premises is located is attached as Exhibit A-1.

1.2 The Building: The building is located at 2600 North Central Avenue, Phoenix, Arizona.

1.3 "Project" means the Building identified in Section 1.2, and all lands and facilities used in connection with the Building as reasonably determined from time to time by Landlord. The Project consists of approximately 322,000 square feet of rentable area.

1.4  Names of Guarantor & None

1.5  Security Deposit: $12,000.00.

1.6 The Term: Ten (10) years and four (4) months, beginning on the Commencement Date and ending on the Expiration Date.

1.7 Commencement and Expiration Dates: January 15, 2000, and May 15, 2010, respectively, subject to the provisions of Exhibit

B.

1.8  Base Rent:

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Lease Year    Annual Base Rent      Base Rent Per Square Foot  Monthly Base Rent
--------------------------------------------------------------------------------
   1           $120,560.00               $20.00/sq. ft.          $ 10,046.67
--------------------------------------------------------------------------------
   2           $124,176.80               $20.60/sq. ft.           $10,348.07
--------------------------------------------------------------------------------
   3           $127,914.16               $21.22/sq. ft.           $10,659.51
--------------------------------------------------------------------------------
   4           $131,772.08               $21.86/sq. ft.           $10,981.01
--------------------------------------------------------------------------------
   5           $135,750.56               $22.52/sq. ft.           $11,312.55
--------------------------------------------------------------------------------
   6           $139,849.60               $23.20/sq. ft.           $11,654.13
--------------------------------------------------------------------------------
   7           $144.069.20               $23.90/sq. ft.           $12,005.77
--------------------------------------------------------------------------------
   8           $148,409.36               $24.62/sq. ft.           $12,367.45
--------------------------------------------------------------------------------
   9           $152,870.08               $25.36/sq. ft.           $12,739.17
--------------------------------------------------------------------------------
   10          $157,451.36               $26.12/sq. ft.           $13,120.95
--------------------------------------------------------------------------------

1.9 Tenant's Proportionate Share: 1.87%, consisting of the proportion that the rentable area of the Premises bears to the rentable area of the Project.


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1.10 Base Year: 2000.

1.11 Description of Tenant's Business: Executive and general office use, the installation, operation and maintenance of equipment and facilities in connection with Tenant's telecommunication business, including but nor limited to telecommunications switch.

1.12 Normal Business Hours: 7:00 a.m. to 6:00 p.m., Monday through Friday, 8 00 a.m. to 1:00 p.m. on Saturday.

1.13 Tenant Improvement Allowance: $5.OO per rentable square foot ($30,140 00).

1.14 Tenant's Address for Pre-occupancy Notices:     730 2nd Ave. South
                                                     # 1200
                                                     Minneapolis. MN 55402

1.15 Landlord's Notice Address:     c/o Scottsdale Property Management 97, L.L.C
                                    9495 E. San Salvador, Suite 100
                                    Scottsdale, AZ 85258

1.16 Tenant's designated broker:      Eric Ham, TELECOM Real Estate Services

11.7 Landlord's designated broker:    Scottsdale Property Management 97, L.L.C.

ARTICLE 2 DELIVERY, TERM AND CONSTRUCTION

2.1 Term. The Term of this Lease, and the dates of commencement and expiration of the Term, are set forth in Sections 1.6 and 1.7

2.2 Memorandum. At the request of either party at any time following initial occupancy of the Premises by Tenant, Landlord and Tenant shall execute a written memorandum reflecting the date of initial occupancy and confirming the Commencement Date and Expiration Date

2.3 Area Measurement. "Rentable Area" means area measured in accordance with American National Standard Z65.1-1980, as published by BOMA International.

2.4 Condition. Landlord shall have no obligation to make any improvements or alterations to the Premises or the Building whatsoever, and Tenant accepts the Premises in an AS IS condition, with all faults. Notwithstanding the foregoing, if an Exhibit C is attached to this Lease, Landlord shall cause improvements to be constructed and alterations to be made in the Premises in accordance with the provisions of Exhibit B

ARTICLE 3 USE OF PREMISES

3.1 Permitted Uses. Tenant may use and occupy the Premises for the purposes set forth in Section 1.11 and for no other purpose whatsoever without Landlord's prior written consent. Tenant shall not use the Premises for any purpose in violation of exclusive rights granted by Landlord from time to time to any other Tenant; provided, however, that Landlord shall not grant any exclusive right that would prevent Tenant from conducting its business as described in Section 1.11.

3.2 Insurance Restrictions. Tenant shall not perform any act which would cause the cancellation of any insurance policies related to the Project. Tenant shall reimburse Landlord for any increases in insurance premiums paid by Landlord directly related to the nature of Tenant's use of the Premises or the nature of Tenant's business.

3.3 Improvements. If solely due to the nature of Tenant's use of the Premises, improvements or alterations are necessary to comply with any requirements imposed by Law or with the requirements of insurance carriers, Tenant shall pay the entire cost of the improvements or alterations.

3.4 Prohibitions. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which would create a fire hazard (through undue


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load on electrical circuits or otherwise) or undue vibration, noise or heat.
Tenant shall not cause the safe floor loading capacity to be exceeded. Tenant shall not disturb or interfere with the quiet enjoyment of the premises of any other tenant

3.5 Common Areas. All of the portions of the Project made available by Landlord for use in common by tenants and their employees and invitees ("Common Areas") at all times shall remain subject to Landlord's exclusive control and Landlord shall be entitled to make such changes in the Common Areas as it deems appropriate. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building or the Project is commonly known.

3.6 Rules and Regulations. Tenant shall comply and shall cause its employees to comply with the rules and regulations for the Project. The current rules and regulations are attached as Exhibit C. Landlord from time to time by notice to Tenant may amend the rules and regulations and establish other reasonable non-discriminatory rules and regulations for the Project

3.7 Compliance with Law. Without in any manner limiting any other provision of this Lease, Tenant hereby represents and warrants and agrees for the full term of any obligations under this Lease:

     (a) to comply fully with all federal, state and local laws, rules, orders, or regulations pertaining to health or the environment ("Environmental Laws"), including, without limitation, the comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1987, as amended ("RCRA").

     (b) that Tenant will not dispose of nor permit or acquiesce in the disposal of any waste (including, but not limited to, and paints, solvents, or paint thinners) products on, under or around the Premises.

     (c) to defend, indemnify and hold harmless Landlord for any and all costs, claims, demands, damages including attorneys' fees and court costs and investigatory and laboratory fees, related to any breach of this Lease, including, without limitation, any adverse health or environmental condition (including without limitation any violation of Environmental Laws) occurring during the term of this Lease. This indemnification to Landlord shall survive the termination of the Lease.

     (d) comply with all reporting obligations imposed under the Federal Emergency Planning and Community Right to Know Act of 1986 and any similar state or local laws, rules or regulations.

     (e) comply with all pretreatment requirements imposed by law with respect to the disposal of waste or effluent into the sanitary sewer system;

     (f) prevent any dumping, spillage, leakage or runoff of substances regulated by Environmental Laws ("Regulated Substances") into dry wells, storm drains, water retention areas, Common Areas or any areas where such substances could be absorbed into the soil;

     (g) obtain and maintain all permits required by federal, state or local laws, rules or regulations;

     (h) prepare, and upon request provide a copy to Landlord of, all response plans required by applicable law, and

     (i) not keep, store, or use within the Premises any Regulated Substances except small quantities that are reasonably necessary for Tenant's business and customarily associated with office usage, such as copier supplies.

3.8 Audit. At any time and from time to time, Landlord may retain an environmental consultant or engineer to conduct an audit or environmental assessment of the Premises and Tenant's compliance with applicable laws, rules and regulations. Tenant shall extend its full cooperation with the audit or investigation If Tenant is found not to be substantially in compliance with applicable law, all reasonable costs associated with the audit or assessment shall be paid by Tenant to Landlord upon demand; otherwise all costs shall be borne by Landlord. In addition, Tenant, at Landlord's request from time to time, shall complete such questionnaires and provide such information with respect to Tenant's activities and operations on the Premises as Landlord shall reasonably require.

3.9 Parking . Tenant shall lease the following parking spaces:


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--------------------------------------------------------------------------------
        # of Spaces     Parking Area       Price per Space         Total Price
--------------------------------------------------------------------------------
       Up to 6        open unreserved      @ then current
                                             bldg rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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3.10 Keys, Locks and Access Cards.

     (a) Landlord shall furnish Tenant two keys for each corridor door entering the Premises. Additional keys will be furnished at a charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord No additional locks shall be allowed on any door of the Premises without Landlord's permission. and Tenant shall not make, or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys of the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises

     (b) Landlord shall furnish tenant with security access cards for the Building ("Access Cards"). Access Cards will be furnished at a reasonable charge by Landlord on an order signed by Tenant or Tenant's authorized representative. A portion of the charge for the Access Cards may constitute a deposit, the balance of which shall compensate Landlord for costs, record keeping and other administrative items in respect of the Access Cards. All such orders shall be treated as confidential. All such cards shall remain the property of Landlord. Replacement Access Cards shall be subject to a reasonable charge. Landlord shall charge Tenant a reasonable transfer fee in connection with a change in the registration of an Access Card Tenant shall promptly notify Landlord of a lost Access Card, UNDER NO CIRCUMSTANCES shall tenant label, or in any other way identify, any Access Cards as to the name of the Building, address of the Building, or include tenant's personal or company name. Upon termination of any officer, employee, or any other authorized representative of Tenant, any Access Card to said person shall be surrendered to Tenant immediately. It shall be the Tenant's obligation to notify Landlord of all terminated access privileges as soon as possible following such action. Upon termination of this Lease, Tenant shall surrender to Landlord all registered Access Cards. The card deposit portion of the charge paid by Tenant, if any, will be refunded by Landlord within thirty days, provided all Access Cards are in a reusable condition.

ARTICLE 4 SECURITY DEPOSIT

Upon execution of this Lease Tenant shall deposit with Landlord a security deposit in the amount set forth in Section 1.5 to secure Tenant's performance of this Lease. The deposit shall not bear interest, shall not be required to be maintained in a separate account, and shall be returned, less any unpaid claims against Tenant, upon the expiration of this Lease and the surrender of possession of the Premises, to Tenant or the last assignee of Tenant's interest If Tenant has not been in default under the terms of this Lease for the first thirty-sixth (36th) months of the lease term, then Landlord shall apply the Security Deposit towards the rental due for the thirty-seventh (37th) month. If a Tenant default occurs after the thirty-sixth (36th) month, then upon written notice from Landlord, Tenant will deposit with Landlord, within thirty days of said notice, a "new" security deposit of S 12,000.00

ARTICLE 5 RENT

5.1 Base Rent. Tenant shall pay to Landlord, in advance, on the first day of each calendar month, beginning on the first day of the fourth full calendar month following the Commencement Date ("Rent Commencement Date"), Base Rent in the amount set forth in Section 1.8.

5.2 Late Charges and Interest. Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due if any installment of Base Rent or if any other amount payable under this Lease is not received by Landlord within five
(5) days after the due date therefor. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and that such late charge constitutes liquidated damages to compensate Landlord for costs and inconveniences of special handling and disruption of cash flow. The assessment or collection of a late charge shall not constitute the waiver of a default and shall not bar the exercise of other remedies for nonpayment. In addition to the late charge, all amounts not paid within ten days after the date due shall bear interest from the date due (i) until the happening of an Event of Default, at the rate of 12% per annum and
(ii) thereafter, at the rate set forth in Section 2.1.2.


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5.3 Excise Taxes. Tenant shall pay to Landlord all rental, sales, use, transaction privilege, or other excise tax levied or imposed upon, or measured by, any amount payable by Tenant under this Lease.

5.4 Obligations Are Rent. All amounts payable to Landlord under this Lease constitute rent and shall be payable without notice, demand, deduction or offset to such person and at such place as Landlord may from time to time designate by written notice to Tenant

5.5 Proration. Base Rent payable with respect to a period consisting of less than a full calendar month shall be prorated.

ARTICLE 6 OPERATING COSTS

6.1 Tenant's Share. Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs for each calendar year in excess of the Operating Costs for the Base Year as set forth in Section 1.10.

6.2 Estimates. From time to time Landlord shall by written notice specify Landlord's estimate of Tenant's obligation under Section 6.1. Tenant shall pay one-twelfth of the estimated annual obligation on the first day of each calendar month.

6.3 Annual Reconciliation. Within 120 days after the end of each calendar year, Landlord shall provide to Tenant a written summary of the Operating Costs for the calendar year, determined on an accrual basis and broken down by principal categories of expense. The statement also shall set forth Tenant's Proportionate Share of Operating Costs and shall show the amounts paid by Tenant on account. Any difference between Tenant's obligation and the amounts paid by Tenant on account shall be paid or refunded, as the case may be, within fifteen days after the statement is provided. Late delivery of the annual statement of Operating Costs shall not relieve Tenant of any obligation with respect to payment of Tenant's Proportionate Share of the Operating Costs

6.4 Partial Year Proration; Variable Cost Adjustment. During the first and last years of the Term, Tenant's responsibility for Operating Costs shall be adjusted in the proportion that the number of days of that calendar year during which the Lease is in effect bears to 365. Tenant's obligations under this Article 6 for the payment of Operating Costs during the Lease Term, including the payment of any deficiency following receipt of the annual statement under Section 6.3, shall survive the expiration or termination of this Lease.

6.5 "Operating Costs" consist of all costs of operating, maintaining and repairing the Project, including, without limitation, the following:

     (a) Premiums for property, casualty, liability, rent interruption or other insurance.

     (b) Salaries, wages and other amounts paid or payable for personnel including the Project manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Project, including contributions and premiums towards fringe benefits, unemployment and workers compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or managers engaged in the repair, care, maintenance and cleaning of any portion of the Project.

     (c) Cleaning, including sweeping of parking areas and removal of snow and ice.

     (d) Landscaping, including irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

     (e) Utilities, including fuel, gas, electricity, water, sewer, telephone, and other services.

     (f) Maintaining, operating, repairing and replacing equipment.

     (g) Other items of repair or maintenance of the Project.

     (h) Policing and security.

     (i) The cost of the rental of any equipment and the cost of supplies used in the maintenance and operation of the Project.

     (j) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

     (k) Costs of capital expenditures incurred for the purpose of reducing Operating Costs, and costs of improvements, repairs, or replacements which otherwise constitute Operating Costs under this Article but which are properly charged to capital


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accounts shall not be included in Operating Costs in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in Operating Costs.

     (l) A fee for the administration and management of the Project appropriate to the nature of the Project as reasonably determined by the Landlord from time to time.

     (m) Costs of alterations or modifications to the Project necessary to comply with requirements of applicable law; and

     (n) General and special real and personal property taxes and assessments for the Project and expenses incurred in efforts to reduce taxes or assessments.

6.6 Exclusions. Notwithstanding anything to the contrary in Section 6.5, "Operating Costs" shall not include:

     (a) Amounts reimbursed by other sources, such as insurance proceeds, equipment warranties, judgments or settlements.

     (b) Utilities or other expenses paid directly by tenants to suppliers or paid by tenants to Landlord for separately metered or special services such as after-hours air conditioning services.

     (c) Ground rents.

     (d) Payments on any mortgage or other encumbrance.

     (e) Construction of tenant improvements.

     (f) Replacements (but not repairs) of structural elements.

     (g) Leasing commissions.

     (h) General overhead and administrative expenses of Landlord not directly related to the operation of the Project

ARTICLE 7 TAXES

7.1 Landlord shall pay before delinquent all general and special real property taxes assessed or levied on the Project, subject to reimbursement under Article 6.

7.2 Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

ARTICLE 8 INSURANCE AND INDEMNITY

8.1 Insurance Policies. Tenant shall, at its expense, take out and keep in full force and effect the following insurance:

     (a) All-risk property insurance including sprinkler leakage in an amount equal to the full replacement cost of all property owned by Tenant

     (b) Business interruption insurance with a limit sufficient to insure not less than a six month loss of income.

     (c) Plate glass insurance coverage

     (d) Comprehensive liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant, including coverage for "premises/operations", "products and completed operations", and "blanket contractual" liabilities, written on an occurrence basis with limits not less than $1,000,000, naming Landlord, its agents, affiliates and contract property manager as additional insureds.


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        (e) At all times during the Lease Term, Tenant shall procure and maintain workers' compensation insurance in accordance with applicable law and employer's liability insurance with a limit not less than $1,000,000 bodily injury each accident; $1,000,000 bodily injury by disease - each person; and $1,000,000 bodily injury by disease - policy limit.

8.2 Policy Requirements. Tenant's insurance policies shall:

     (a) where applicable, contain the mortgagee's standard mortgage clause and in any event a waiver of any subrogation rights which Tenant's insurers may have against Landlord and against those for whom the Landlord is in law responsible;

     (b) be taken out with insurers reasonably acceptable to Landlord and be in a form satisfactory from time to time to Landlord;

     (c) be non-contributing and apply as primary and not as excess to, any other insurance available to the Landlord;

     (d) not be invalidated with respect to the interests of the Landlord and the holder of any encumbrance on the Project by reason of any breach or violation by Tenant of any warranties, representations, declarations or conditions contained in the policies;

     (e) contain an undertaking by the insurers to notify the Landlord, and the holder of any encumbrance on the Project designated by Landlord, in writing not less than thirty days prior to any material change, cancellation or termination; and

     (f) be satisfactory in form, substance, limits, deductibles and retentions to Landlord

8.3 Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance or, if required by Landlord, certified copies of each such insurance policy: (a) as soon as practicable after the placing of the required insurance and (b) periodically thereafter before expiration, renewal or replacement of the policies then in force. No review or approval of any such insurance certificate by Landlord shall derogate or diminish Landlord's rights or Tenant's obligations. Tenant shall not take possession of the Premises without having complied with the requirements of this Section.

8.4 Indemnity and Exculpation. Tenant shall defend, indemnify and hold Landlord harmless, regardless of any negligence imputed to Landlord as owner of the real property involved in an injury, from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property' or any other loss or injury whatsoever arising directly or indirectly from or out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any act or omission of Tenant, its agents, servants, employees or invitees. Tenant shall not be required, however, to indemnify Landlord against a claim arising from Landlord's active negligence or willful misconduct Landlord shall not be liable and Tenant hereby waives all claims for any damage to any property in or about the Premises or the Project or injury or inconvenience to Tenant's business, by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances). Tenant acknowledges that it is protecting itself against loss by maintaining appropriate insurance coverage.

8.5 Landlord's Policies. No insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and Tenant shall not be entitled to share or receive proceeds of any insurance policy carried by Landlord.

ARTICLE 9 FIRE AND CASUALTY

9.1 Termination Rights. If all or part of the Premises is rendered untenantable by damage from fire or other casualty which in Landlord's opinion cannot be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date of the fire or other casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not later than ten days after notice of such determination is given by Landlord.

9.2 Restoration. If in Landlord's opinion the damage caused by the fire or casualty can be substantially repaired (employing normal construction methods without overtime or other premium) under applicable laws and governmental regulations within 180 days from the date of the fire or other casualty, or if neither party exercises its right to terminate under Section 9.1, Landlord shall, but only to the extent that insurance proceeds are available therefor, repair such damage other than damage to furniture, chattels or trade fixtures which do not belong to the Landlord, which shall be repaired forthwith by Tenant at its own expense.

9.3 Abatement. During any period of restoration, the Base Rent payable by Tenant shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of casualty until completion by Landlord of the repairs to the

Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

9.4 Demolition of Project. Notwithstanding anything to the contrary in Section 9.1, if all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the opinion of Landlord the Project must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of the casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty days after the date of the fire or casualty.

9.5 Agreed Remedies. Except as specifically provided in this Article, there shall be no reduction of rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Project or the Premises. Tenant waives any statutory or other rights of termination by reason of fire or other casualty, it being the intention of the parties to provide specifically and exclusively in this Article for the rights of the parties with respect to termination of this Lease as a result of a casualty.

ARTICLE 10 CONDEMNATION

10.1 Automatic Termination. If during the Term all or any part of the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises.

10.2 Optional Termination. If during the term any part of the Project is taken or purchased by right of eminent domain or in lieu of condemnation, whether or not the Premises are directly affected, then if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Project is necessary or desirable as a result thereof, or the amount of parking available to the Project is materially and adversely affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty days written notice of such termination.

10.3 Award. Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements and Tenant shall not have or advance any claims against Landlord for the value of its property or its leasehold estate or the unexpired term of this Lease or for costs of removal or relocation or business interruption expense or any other damages arising out of the taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award of compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to Tenant specifically includes an award or amount for Landlord, Tenant shall promptly account therefor to Landlord.

ARTICLE 11 MAINTENANCE

11.1 By Tenant. Tenant shall maintain equipment, alterations or other improvements whether constructed for Tenant's initial occupancy or made subsequently pursuant to Article 15, such as supplemental or special cooling systems not consistent with building standard tenant improvements as established by the Landlord. If Tenant does not comply with its obligations under this Article, Landlord may, but need not, make such repairs and replacements or obtain such service contracts, and Tenant shall pay Landlord the cost thereof upon demand. Tenant also shall make such repairs and alterations necessary to comply with the requirements of any governmental or quasi-governmental authority' having jurisdiction

11.2 By Landlord. Landlord shall maintain the Premises and the improvements thereon (including all doors, plate glass, and heating, air conditioning, ventilation, electrical and plumbing systems serving the Premises), in good condition and repair. Landlord shall provide janitorial services to the Premises five nights per week. Landlord shall maintain the Project and all Common Areas in good condition and repair in accordance with standards then prevailing for comparable properties of like age and character. Landlord shall repair structural defects in roof or walls and any common utility facilities in the Common Areas. Landlord shall not be liable or responsible for breakdowns or temporary interruptions in access or utilities nor for interference with Tenant's business or Tenant's access to the Premises during the course of repairs or remedial work.

ARTICLE 12 UTILITIES

Landlord shall supply the following services to assure Tenant's operations in the Premises 24 hours/day, 365 days/year:

A. Electrical. Landlord shall provide 800 amps of 480 volt three phase electrical power for Tenant's suite (#500) Said power will brought into one of the Project's electrical rooms, as shown on Exhibit "E", and it is Tenant's responsibility and cost to distribute said power from the electrical room to and throughout their suite. Tenant shall obtain its electricity directly from Landlord, which shall be separately metered by a meter installed by Landlord at its cost, with no mark up.

B.   Heat and air conditioning: SEE ARTICLE 27(D)

C. Hot and cold water from the regular building outlets for lavatory and restrooms and for drinking purposes.

D. Passenger elevator service in common with other tenants to be provided by automatic elevators. Landlord shall have the right to restrict to use of elevators for freight purposes to the freight elevator and to hours to be reasonably determined by Landlord so long as elevator is reasonably available (24 hours/day, 7 days/week), without charge, for Tenant's construction purposes. Landlord shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

E. Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto. Landlord shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Landlord reserves the right to designate areas, in a non-discriminatory manner, of the appurtenant parking facilities where Tenant, its agents, employees and invitees shall park and may exclude Tenant and its agents, employees and invitees from parking in other areas as designated by Landlord; provided, however, Landlord shall not be liable to Tenant for the failure of any tenant or its invitees, employees and invitees from parking in other areas as designated by Landlord, provided, however, Landlord shall not be liable to Tenant for the failure of any tenant or its invitees, employees, agents or customers to abide by Landlord's designations or restrictions. Tenant is aware that Landlord may be required to designate certain parking stalls due to governmental request or order to accommodate car or van poolers.

Landlord acknowledges that Tenant's operations require 24-hour/day, 7/days/week operation. As a consequence thereof, Landlord shall give to Tenant reasonable advance notice of any planned shut downs of any Building system for scheduled routine maintenance and/or of repairs, alterations, additions or improvements in or to the Building Landlord shall make every effort to minimize inconvenience to Tenant by rescheduling the times for the performance of such work upon reasonable request of Tenant, provided that any increase in costs incurred by Landlord as a result of such rescheduling shall be paid for by Tenant within thirty (30) days after Tenant's receipt of Landlord's written statement and supporting documentation.

ARTICLE 13 LANDLORD RIGHT OF ENTRY

Upon reasonable notice to Tenant, Landlord shall have access to the Premises for purposes of showing the Premises to current or prospective lenders, to prospective purchasers of the Project, and, during the twelve-month period preceding the expiration of the term of this Lease, to prospective tenants Landlord shall at all times have access to the Premises for purposes of inspection and performing Landlord's obligations and exercising its rights under this Lease.

ARTICLE 14 SIGNS


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

Tenant shall not place or permit to be placed any sign, picture, advertisement, notice, lettering or decoration on any part of the outside of the Premises or anywhere in the interior of the Premises which is visible from the outside of the Premises without Landlord's prior written approval. All of Tenant's signs shall be subject to Landlord's prior approval.

ARTICLE 15 TENANT ALTERATIONS

15.1 Tenant Alterations. Tenant may from time to time at its own expense make changes, additions and improvements in the Premises, provided that any such change, addition or improvement shall:

      (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction (including, without limitation, the Americans with Disabilities Act), with the requirements of Landlord's insurance carriers, and with Landlord's safety and access requirements, including restrictions on flammable materials and elevator usage;

      (b) not be commenced until Landlord has received satisfactory evidence that all required permits have been obtained;

      (c) be made only with the prior written consent of Landlord (which may be withheld in Landlord's sole discretion, to the extent it relates in Landlord's opinion to the structure or electrical, HVAC, plumbing or sprinkler systems of the Building, but which otherwise shall not be unreasonably withheld);

      (d) be constructed in good workmanlike manner and conform to complete working drawings prepared by a licensed architect and submitted to and approved by Landlord;

      (e) be of a quality that equals or exceeds the then current standard for the Project and comply with all building, fire and safety codes;

      (f) be carried out only during hours approved by Landlord by licensed contractors selected by Tenant and approved in writing by Landlord, who shall deliver to Landlord before commencement of the work performance and payment bonds as well as proof of workers' compensation and general liability insurance coverage, including coverage for completed operations and contractual liability, with Landlord and its agents and designees named as additional insureds, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work shall be carried out. Notwithstanding the foregoing, only subcontractors selected or designated by Landlord may be used to make connection with the Project's main electrical, plumbing or HVAC systems, except connections to circuit panels, pipes or ducts within the Premises; and

      (g) upon completion, be shown on accurate "as built" reproducible drawings in the form of reverse sepia transparencies or mylars delivered to Landlord.

15.2 Tenant Installations. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Landlord may require that any work that may affect structural elements or mechanical, electrical, heating, air conditioning, plumbing or other systems be performed by Landlord at Tenant's cost or by a contractor designated by Landlord.

15.3 Mechanics Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Project or any part thereof, shall keep the title to the Project and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord and Landlord's agents and employees against any claim, loss, cost, demand or legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and that affects the title to the Project or any part thereof, and shall cause the same to be removed by bonding or otherwise within five days, failing which Landlord may take such action as Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord. If provided by applicable law, Tenant shall cause such postings to be made and notices given as shall prevent any mechanics' lien for work done for Tenant from attaching to the Project.

ARTICLE 16 ASSIGNMENT AND SUBLETTING

16.1 Consent Required. Tenant shall not assign its interest under this Lease or sublet all or any part of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not at any time pledge, hypothecate, mortgage or otherwise encumber its interest under this Lease as security for the payment of a debt or the performance of a contract.

Tenant shall not permit its interest under this Lease to be transferred by operation of law. Any purported assignment or sublease made without Landlord's consent shall be void.

16.2 Requests for Approval. Landlord shall be under no obligation to decide whether consent will be given or withheld unless Tenant has first provided to
Landlord: (a) the name and legal composition of the proposed assignee or subtenant and the nature of its business: (b) the use to which the proposed assignee or subtenant intends to put the Premises; (c) the terms and conditions of the proposed assignment or sublease and of any related transaction between Tenant and the proposed assignee or subtenant; (d) information related to the experience, integrity and financial resources of the proposed assignee or subtenant; (e) such information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to subparagraphs
(a) through (d); and (f) reimbursement for all costs incurred by Landlord, including attorneys' fees, in connection with evaluating the request and preparing any related documentation.

16.3 Continued Responsibility. Tenant shall remain fully liable for performance of this Lease, notwithstanding any assignment or sublease, for the entire Lease Term.

16.4 Excess Proceeds. If consent to an assignment or sublease is given, Tenant shall pay to Landlord, as additional rent, all amounts received from the assignee or subtenant in excess of the amounts otherwise payable by Tenant to Landlord with respect to the space involved, measured on a per square foot basis.

16.5 Limitations. Without limiting appropriate grounds for withholding consent, it shall not be unreasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in another building owned by Landlord or by an affiliate of Landlord or of any of Landlord's constituent partners or principals or if the use by the proposed assignee or subtenant would contravene this Lease or any restrictive use covenant or exclusive rights granted by Landlord or if the proposed assignee or subtenant does not intend to occupy the Premises for its own use or if the nature of the proposed assignee or subtenant is not compatible with the Project.

16.6 No Waiver. No consent shall constitute consent to any further assignment or subletting.

16.7 Transfer by Landlord. Upon a sale or other transfer of the Project (or a portion thereof containing the Premises) by Landlord, Landlord's interest in this Lease shall automatically be transferred to the transferee, the transferee shall automatically assume all of Landlord's obligations under this Lease accruing from and after the date of transfer, and the transferor shall be released of all obligations under this Lease arising after the transfer. Tenant shall upon request attorn in writing to the transferee.

ARTICLE 17 SUBORDINATION AND ATTORNMENT

17.1 Subordination. This Lease is and shall be subject and subordinate in all respects to all existing and future mortgages or deeds of trust now or hereafter encumbering the Project or any part hereof. The holder of any mortgage or deed of trust may elect to be subordinate to this Lease.

17.2 Lender Protection. Upon a transfer in connection with foreclosure or trustee's sale proceedings or in connection with a default under an encumbrance, whether by deed to the holder of the encumbrance in lieu of foreclosure or otherwise, Tenant, if requested, shall in writing attorn to the transferee, but the transferee shall not be:

      1 subject to any offsets or defenses which Tenant might have against Landlord; or

      2 bound by any prepayment by Tenant of more than one month's installment of rent;

      3 or subject to any liability or obligation of Landlord except those arising after the transfer.

17.3 Documentation. The subordination provisions of this Article shall be self-operating and no further instrument shall be necessary. Nevertheless Tenant, on request, shall execute and deliver any and all instruments further evidencing such subordination.

17.4 Other Transactions. Landlord may' at any time and from time to time grant, receive, dedicate, relocate, modify, surrender or otherwise deal with easements, rights of way, restrictions, covenants, equitable servitudes or other matters affecting the Project without notice to or consent by Tenant.

ARTICLE 18 ESTOPPEL CERTIFICATES


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

Tenant shall at any time within ten days after written request from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) confirming the commencement and expiration dates of the term; (c) confirming the amount of the security deposit held by Landlord; (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (e) confirming such other matters as to which Landlord may reasonably request confirmation. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or the Project. If Landlord desires to finance or refinance the Project, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 19 QUIET ENJOYMENT

If Tenant pays the rent and observes and performs the terms, covenants and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or any other person lawfully claiming by, through or under Landlord unless otherwise permitted by the terms of this Lease. Tenant acknowledges that the exercise by the Landlord of any of the rights conferred on Landlord under this Lease and the entry upon the Premises for or in connection with such purposes shall not be deemed to be a constructive or actual eviction of the Tenant and shall not be considered to be a breach of Landlord's covenant of quiet enjoyment.

ARTICLE 20 SURRENDER AND HOLDOVER

20.1 Surrender. Upon the expiration or termination of this Lease or of Tenant's right to possession. Tenant shall surrender the Premises in a clean undamaged condition and shall remove all of Tenant's equipment, fixtures and property and repair all damage caused by the removal. Such removal shall include, without limitation, the removal of all telephone wire located within the Premises and from the Premises to the central telephone box for the Building. Tenant shall not remove permanent improvements that were provided by Landlord at the commencement of this Lease and shall not remove permanent improvements later installed by Tenant unless directed to do so by Landlord.

20.2 Holdover. If Tenant holds over without Landlord's consent, Tenant shall, at Landlord's election, be a tenant at will or a tenant from month-to-month. In either case rent shall be payable monthly in advance at a rate equal to one and one-half (150%) times the rate in effect immediately before the holdover began. A holdover month-to-month tenancy may be terminated by either party as of the first day of a calendar month upon at least ten days' prior notice. A holdover tenancy at will is terminable at any time by either party without notice, regardless of whether rent has been paid in advance. Upon a termination under this Section, unearned rent shall be refunded following the surrender of possession provided Tenant is not otherwise in breach of this Lease.

ARTICLE 21 BREACH. DEFAULT. AND REMEDIES

21.1 Default. The following shall constitute "Events of Default":

      (a) Tenant's failure to pay rent or any other amount due under this Lease within five days after notice of nonpayment; or

      (b) Tenant's failure to execute, acknowledge and return a subordination agreement under Article 17 or an estoppel certificate under Article 18 within ten days after request; or

      (c) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen days, no Event of Default shall be deemed to have occurred by reason of the breach if cure is commenced promptly and diligently pursued to completion within a period not longer than ninety days; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances; or

      (d) Tenant vacates, abandons, or otherwise ceases to use the Premises on a substantial continuing basis except temporary absence excused by reason of fire, casualty, failure of services or other cause wholly beyond Tenant's control; for these purposes, absence for five consecutive business days shall conclusively be deemed an abandonment.

21.2 Remedies. Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

      (a) Terminate Tenant's right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

      (b) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease Term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting.

      (c) From time to time recover accrued and unpaid rent and damages arising from Tenant's breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less.

      (d) Enforce the statutory Landlord's lien on Tenant's property.

      (f) Recover all costs, expenses and attorneys' fees incurred by Landlord in connection with enforcing this Lease, recovering possession. reletting the Premises or collecting amounts owed, including, without limitation, costs of alterations, brokerage commissions, and other costs incurred in connection with any reletting.

      (g) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 20% for special handling, supervision, and overhead.

      (h) Pursue other remedies available at law or in equity.

21.3 Subtenancies. Upon a termination of Tenant's right to possession, whether or not this Lease is terminated: (a) subtenancies and other rights of persons claiming under or through Tenant shall be terminated or (b) Tenant's interest in such subleases or other arrangements shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

ARTICLE 22 LANDLORD LIABILITY

Notwithstanding anything to the contrary in this Lease, neither Landlord nor Landlord's directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees, representatives, successors or assigns (collectively, "Landlord's Affiliates") shall be personally responsible or liable for any representation, warranty, covenant, undertaking or agreement contained in the Lease, and the sole right and remedy of the Tenant or any subsequent sublessee or assignee shall be against Landlord's interest in the Project. Neither Tenant nor any subsequent sublessor or assignee shall seek to obtain any judgment imposing personal liability against Landlord, Landlord's Affiliates, or their successors or assigns nor execute upon any judgment or place any lien against any property other than Landlord's interest in the Project.

ARTICLE 23 NOTICES

Any notice from one party to the other shall be in writing and shall be deemed duly served: (a) if delivered personally to a responsible employee of Tenant, if sent by facsimile with receipt acknowledged, or if mailed by registered or certified mail addressed to Tenant at the Premises or (b) if mailed by registered or certified mail to Landlord at the address set forth in Section 1. 15 or such other address as Landlord may designate. Any notice to Tenant prior to Tenant's taking possession of the Premises, however, shall instead be sent to the address set forth in Section 1.14. Any notice shall be deemed to have been given when mailed, if mailed, when faxed, if faxed, and when delivered, if personally delivered.

ARTICLE 24 BROKERAGE

Tenant warrants and represents that no broker or other person is entitled to claim a commission, broker's fee or other compensation in connection with this Lease except: (i) brokers or other persons that Landlord may have retained or employed directly, and (ii) brokers whom Tenant has previously specifically designated in writing to Landlord as Tenant's representative as listed in
Section 1.16. Tenant shall defend, indemnify and hold Landlord harmless from all claims or liabilities arising from any breach of the foregoing representation and warranty.

ARTICLE 25 RELOCATION

      INTENTIONALLY DELETED

ARTICLE 26 GENERAL

26.1 Severability. If any term, covenant or condition of this Lease, or the application thereof, is to any extent held or rendered invalid, it shall be and is hereby deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of the Lease or any part thereof.

26.2 No Waiver, The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing by Landlord.

26.3 Effect of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payment of rent herein stipulated is deemed to be other than on account of the earliest stipulated rent, nor is any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an acknowledgment of full payment or accord and satisfaction, and Landlord may accept and cash any check or payment without prejudice to Landlord's right to recover the balance of the rent due and pursue any other remedy provided in this Lease.

      26.4 Delay. If either party is delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reasons of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not that is beyond the control of the party affected, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. Nothing in this Section, however, shall excuse Tenant from the prompt payment of any amount payable under this Lease nor from the consequences of Tenant Delay as provided in Exhibit C (if attached).

      26.5 Lender Notice, In the event of a material default by Landlord of a sufficiently serious nature that Tenant considers the utility of the Premises to Tenant to be significantly impaired, Tenant shall give written notice of the default to Landlord and shall simultaneously send a copy of the notice to the holder of any encumbrance, the name and address of whom has previously been furnished in writing to Tenant. If Landlord fails to cure the default within a reasonable time, Tenant shall send a second notice to that effect to the holder of the encumbrance, with a copy to Landlord, and the holder of the encumbrance then shall have a reasonable time, not less than thirty days, to cause the default to be remedied.

      26.6 No Offer. The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord and Tenant.

      26.7 Successors. All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing as provided in Section 16.1. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions of this Lease.

26.8 Integration. This Lease and the Exhibits hereto attached, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them. No alteration, amendment or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by Tenant and Landlord.

26.9 WAIVER OF JURY TRIAL. IN ANY LITIGATION BETWEEN LANDLORD AND TENANT, THE MATTER SHALL BE DECIDED BY A JUDGE SITTING WITHOUT A JURY, AND TENANT ACCORDINGLY WAIVES ITS RIGHT TO A JURY TRIAL.

26.10 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State of Arizona.

26.11 Deadlines Enforceable. Time is of the essence of this Lease and of every part hereof

26.12 Counterparts. This Lease may be executed in counterparts, which together shall constitute a single instrument.

26.13 Additional Provisions:

      1. Tenant's Option to Renew

            (A) Provided that this Lease is then in full force and effect and Tenant is not in default, on the date of exercise of this Option, hereunder after notice and the expiration of any applicable grace period, Tenant shall have the option to extend the Term for two (2) additional periods of five (5) years each (the "Extension Term(s)"). The Extension Term(s) shall commence on the day after the initial Lease term and the prior Extension Term (if any) expires ("Expiration Date(s)") and shall expire on the fifth (5th) anniversary of the Expiration Date(s) unless the Extension Term(s) shall sooner end pursuant to this Lease.

            (B) The terms and conditions shall be identical to those in the primary lease except for the rental rate, which shall be the market rental rate determined by Landlord and Tenant based on the rental rate allowances and concessions for comparable buildings in the same immediate geographic area. Landlord shall provide Tenant a proposed rental rate at least nine (9) months but not more than twelve (12) months prior to the termination of the Lease term. Tenant will accept/reject such offer no less than six (6) months prior to the termination of the Lease. If Landlord and Tenant are unable to agree on a market rental rate, allowances and concessions, each shall hire a licensed commercial real estate broker with at least ten (10) years of experience in the local commercial real estate market and those brokers will hire a third licensed commercial real estate broker with the same experience in the local commercial real estate market to all determine a market rate, allowances and concessions. The average rate, allowances and concessions determined by these three (3) brokers will be considered the market rental rate and improvement allowance for the purposes of the Renewal Option.

            (C) Promptly after the rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the rent for the Extension Term(s). as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under the Lease.

Nowithstanding any provisions in Sections 1-26 of the Lease, Landlord and Tenant hereby agree as follows:

27.   Services.

      A. Landlord's Obligations. Landlord shall use all reasonable efforts to furnish to Tenant (I) water at those points of supply provided for general use of tenants of the Building in the common areas thereof;
            (2) heated and refrigerated air conditioning ("HVAC") as appropriate to the common areas of the Building, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the common areas of the Building on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; and (4) elevator(s) for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays. Landlord shall maintain the common areas of the Building in reasonably good order and condition.

      B. Electrical Service. All electrical power for the Premises and for the operation of Tenant's equipment shall be submetered by Landlord, and be furnished, installed and maintained at Tenant's sole expense. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall pay the cost of all equipment, meters, switches, transformers, feeders, risers, and wiring required to provide electrical service to the Premises. The installation of all electrical equipment shall be done only in substantial accordance with plans and specifications that have been previously submitted to and approved by Landlord in writing. Whenever Tenant is required to pay' the cost of any electrical equipment under the foregoing provisions, the cost thereof shall include the cost of installation, operation, use and maintenance of such electrical equipment. If electrical service to the Premises is submetered, the submeter shall be read by Landlord and Tenant shall pay to Landlord, within ten
            (10) days after Tenant's receipt of an invoice therefore the actual cost of such electrical service based on rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges, demand charges and taxes.

      C. Restoration of Services/Tenant Self-Help Remedy. Landlord shall use good faith best efforts to restore any service described in Section 27(a) that becomes unavailable interrupted, discontinued or insufficient; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 4 consecutive business days because of the unavailability of any such service, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day that Tenant is so prevented from using the Premises. Tenant Self-Help Remedy: if the Landlord shall fail to restore said service within five (5) days of its interruption, then Tenant may make perform such obligation and offset the amount of the reasonable cost of such performance against any base rent, additional rent or any other amounts payable be Tenant under this Lease.

D. Generator & HVAC Access. Landlord will install its own generator system, Tenant shall be granted the right to purchase up to 500 KW of power from the Building's generator based on the initial fee and monthly charges specified below. Tenant shall have the right to install a minimum of 2-4" conduits to connect the Premises to the generator power connection point. Tenant shall have the right to utilize up to 60 tons of capacity from the Building's chilled water system based on the monthly charges specified below. Landlord shall "stub" the chilled water lines to a mutually determined location. Landlord shall provide chilled water at approximately 55 degrees fahrenheit, and such chilled water shall be provided 24 hours a day/7 days a week/365 days a year throughout the Term of the Lease. Landlord shall use all possible efforts to ensure that the chilled water is provided to Tenant continuously, and at the correct temperature. Tenant shall have the right to review the maintenance procedures of the generator and chilled water system and shall have the periodic right to review such records.

      Generator/HVAC Fees:

            Initial charge: $175,000.00

            Monthly access: $1,500.00

            Monthly fuel service: Proportionate share of actual fuel costs

      THE FOLLOWING SECTIONS (28-35) ALL REQUIRE AND ARE SUBJECT TO LANDLORD'S PRIOR WRITTEN APPROVAL. SAID APPROVAL WILL NOT BE UNREASONABLY WITHHELD, CONDITIONED, OR DELAYED.

      28. Risers & Conduit Access Landlord shall provide Tenant with rights to install four (4) four-inch (4") conduits ("Main Conduit") which shall run from the Basement to the Premises and which shall run the entire length of the building to connect Tenant's telecommunications facility to other tenants in the building and to connect to the point of entry or "hand off point/meet me room" in the building for all fiber carriers. Tenant shall also have the right to run feeder conduit stemming from the Main Conduit to connect each tenant on each floor of the building. All conduit will be installed at Tenant's sole cost and Landlord shall not charge any fees for said conduit access.

      29. Battery Installation Tenant shall have the right to install wet cell batteries with the necessary seismic racks and spill containment.

      30. Grounding Riser Tenant, at no additional rental cost, shall have the right to install a separate electrical ground and/or tie into the Building's primary ground system in accordance with equipment requirements and applicable laws.

      31. Antennae

            (a) Tenant shall have the right to install a GPS antenna in a location to be mutually agreed upon by both Landlord and Tenant. Tenant shall be granted sufficient conduit space for such installation and not be charged for such conduit or roof space.

            (b) Tenant shall be granted access to the roof 24 hours per day via escort by a Building engineer or security guard. During normal business hours, Landlord shall make arrangements for immediate access and after normal business hours and on weekends, Landlord shall provide a telephone number for Tenant to contact to arrange immediate access.

32. Fire Protection & Life Safety. Tenant shall have the right to convert any existing sprinkler system or install a preaction or FM 200 system. Tenant shall install such system subject to local codes and ordinances.

33. Hazardous Substances To the best of Landlord's knowledge, no part of the Premises or the Building including without limitation, the walls, ceilings, structural steel, flooring, pipes or boilers, is wrapped, insulated, fireproofed or surfaced with any asbestos-containing materials. Landlord shall provide the Premises and all other areas of the Premises where Tenant places equipment free of hazardous materials.

34. Express Waiver of Landlord's Lien. Landlord hereby expressly waives its Landlord's lien and any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance, or both, upon any or all personalty, including, but not limited to [supporting towers, antennas, satellite dish(es), Connecting Equipment] equipment, trade fixtures, furniture and other personal property of Tenant or any assignee or subtenant of Tenant in the Premises.

35. Allowable Use of Certain Hazardous Materials. Tenant may use and store the following materials in the ordinary course of its business: fuel for the generator(s) in order to supply an uninterrupted power source (UPS); acid contained within batteries for back-up power; reasonable amounts of standard cleaning fluid and materials customarily used in conjunction with business machines; cleaning supplies in reasonable quantities; coolant for any Tenant installed HVAC system, or other materials used in fire suppression and any other materials deemed necessary to Tenant's business. Landlord may use, but not store, on the Premises the following materials in the ordinary course of business: cleaning supplies, insecticides, fungicides, and rodenticides. Tenant shall not indemnify Landlord for releases of any hazardous materials that exist on the Premises at the time of execution of this Lease or are brought on the Premises, into the building, or on, in or under the land upon which the Building is located by anyone other than Tenant, its employees, agents, or third-party contractors. This provision shall survive the expiration or sooner termination of this Lease.


                                  TENANT:  Advanced Telecommunications Inc.
                                           A Delaware corp.


                                      By: _________________________________

                                      Its: ________________________________

                                      Date _____________________________________


                                  LANDLORD:

                                      SOFI-IV SIM OFFICE INVESTORS II, LP, an
                                      Delaware limited partnership

                                      By:   Scottsdale Property Management 97,
                                            L.L.C., an Arizona limited liability
                                            company, Agent


                                            By _________________________________
                                               Authorized signatory

                                      Date______________________________________

                                    EXHIBIT A

                                  THE PREMISES

                                   EXHIBIT A-1

                                   FLOOR PLAN

                                    EXHIBIT B

                             CONSTRUCTION PROVISIONS

1 Preliminary Space Plan. Attached to this Lease as Exhibit A is a preliminary space plan approved by Landlord and Tenant showing the size, nature and location of the improvements to be constructed in the Premises (the "Improvements"). Promptly following execution of this Lease, Tenant shall meet with Landlord's architect and shall provide such information and make such selections as may be necessary for the expeditious completion of the planning process.

2 Working Drawings. Based upon the preliminary space plan and the information provided and selections made by Tenant, Landlord shall cause working drawings and specifications (collectively, the "Plans") to be prepared for the Improvements. The Plans shall be subject to Tenant's reasonable approval. Tenant shall respond with all of its specific objections or comments to the proposed Plans within five days after receipt, and the Plans shall be modified to satisfy any reasonable objection of Tenant. Tenant shall promptly give its written approval of the revised Plans or indicate specific changes required to be made. Any revisions of the Plans after the revisions to the initial draft of the proposed Plans shall be made at Tenant's sole expense, payable on demand.

3 Cooperation, During the entire course of the process described above, both Landlord and Tenant shall review and respond to submissions by the other party with reasonable dispatch. Tenant shall respond with its approval or comments within five days after receipt of initial drawings, specifications, or other materials requiring Tenant's review and within three days after receipt of revised versions of such documents or materials. From time to time at the request of either party Landlord and Tenant shall devise, and revise as necessary, working schedules for the preparation of the Plans and the construction of the Improvements. Tenant shall not permit any supplier, installer, contractor, or other person employed by Tenant to interfere in any way with the progress of the work. Access by Tenant's suppliers, contractors and installers shall be subject to (i) scheduling by Landlord upon at least ten days' prior notice by Tenant, and (ii) compliance with all requirements imposed by Landlord with respect to insurance, cooperation, permits, licenses, bonding, hours of work, safety and use of flammable substances.

4 Redesign Option. If after the Plans are completed and Landlord's contractor has submitted a price for the work, the estimated costs of construction exceed the Tenant Improvement Allowance, Tenant may elect within three days after receipt of the cost estimate to attempt to reduce the associated cost by reducing the scope of the work to be done. The changes, which shall be subject to Landlord's prior approval, shall be incorporated in revised Plans. Any redesign and rebidding shall be completed within seven days after receipt of the initial cost estimate.

5 Cost. Prior to commencement of construction, Tenant shall pay to Landlord the amount, if any, by which the estimated costs of construction exceed the Tenant Improvement Allowance as set forth in Section 1.13. Any difference between actual and estimated costs shall be paid or refunded, as the case may be, within ten days after receipt of Landlord's statement calculating the amount due. Landlord shall prepare and deliver the statement within a reasonable time after completion of punchlist items. "Costs of construction" of the Improvements as used in this Article means all costs and expenses incurred to design and build the improvements, including, without limitation, permit and inspection fees, management and supervision fees, taxes, amounts paid to contractors, subcontractors, and suppliers, architects' fees, engineering costs, premiums for bonds and insurance, utilities, equipment rental, demolition, labor, materials, and supplies.

6 Punchlist. Within ten days after taking possession of the Premises, Tenant shall deliver to Landlord a written punchlist specifying all defects in materials or workmanship in the Improvements. Any defects not specified in the punchlist, except latent defects not readily discoverable by inspection, are waived. Landlord shall promptly cause all matters appearing on the punchlist to be corrected.

7 Delay. If completion of construction of improvements within the Premises or delivery of possession of the Premises is delayed by Tenant Delay, then the Commencement Date shall be deemed to have occurred and rent shall begin to accrue as of the date when they would have done so but for the Tenant Delay. "Tenant Delay" means delay as a result of: (a) Tenant's failure to meet with the architect and to provide all required information and make necessary selections for the expeditious development of Plans; (b) Tenant's failure to provide comments on proposed Plans in a timely manner; (c) Tenant's request for materials, finishes or installations requiring more time to obtain, construct or install than Landlord's standard; or (d) Tenant's change in any Plans after the revisions to the initial draft; or, (e) performance or completion by a party employed by Tenant. Landlord shall not be liable for any direct or consequential damages resulting from delayed delivery of the Premises (by reason of delayed construction, failure or refusal of a prior tenant of the space to vacate the Premises in accordance with its lease, or otherwise) and the scheduled Commencement Date and the Expiration Date shall be postponed by an amount equal to the period of delay.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1 Any sign, lettering, picture, notice or advertisement installed within Lessee's premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building. Any object violating this paragraph may be removed by Landlord, at Tenant's expense.

      2 In advertising or other publicity, without Landlord's prior written consent, Tenant shall use neither the name of the Building, except as the address of its business, nor pictures of the Building.

      3 Tenant, its customers, invitees, licensees and guests shall not obstruct the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators or stairways of the Building. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into lobbies, halls, passageways or other public places in the Building shall not be covered or obstructed. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from Building corridors, lobbies, passageways, or other public places, or from the exterior of the Building, and will promptly remove same upon notice from Landlord. This provision does not apply to window coverings, chosen by Tenant and approved by Landlord.

      4 Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic device or other device that emits sound or other waves or disturbances, any of which may be offensive to other tenants and occupants of the Building or which may interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

      5 Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified in the Lease.

      6 Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall keep windows and public corridor doors closed.

      7 Door keys, not to exceed two, for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not fix additional locks on doors and shall purchase duplicate keys only from Landlord at Tenant's expense. When the Lease is terminated, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

      8 Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage. Such protection shall include keeping doors locked where appropriate and other means of entry to the Premises closed and secured.

      9 Peddlers, solicitors and beggars shall be reported to Landlord or as Landlord otherwise requests.

      10 Tenant shall not install or operate machinery or any mechanical device of a nature not directly related to Tenant's ordinary use of the Premises as general office space without the written permission of Landlord. Wherever heat-generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units to cool the Premises, and Tenant shall pay to Landlord upon demand the cost thereof, including the cost of installation, operation and maintenance. Tenant will not, without Landlord's prior written consent, use any apparatus or device using electric current in excess of 110 volts, or which increases the amount of electricity, water or other utility otherwise furnished or supplied for use of the Premises as general office space, nor connect to the electric current or the water supply except through existing electrical outlets or water taps in the Premises. If Tenant requires water, electric current or other utilities in excess of those otherwise furnished for use of the Lease Premises as general office space, Tenant shall first procure Landlord's written consent to the use thereof, which consent Landlord may refuse for any reason, and Landlord may cause metering devices to be installed in the Premises or Building for the purpose of measuring the amount of water, electric current or other utilities consumed for any such purpose. Tenant shall pay to Landlord upon demand the cost of any such meters and the installation, maintenance and repair thereof and the cost of all water, electric current or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof.

      11 No person or contractor not employed or approved by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises, Building or Project.

      12 In no event shall any person bring into the Project inflammables, such as gasoline, kerosene, naphtha and benzene, or explosives, or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Project shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to resort to one or more of the following: terminate this Lease, require Tenant to make immediate payment for the whole of the increased insurance premium and exercise any other remedy or combination of remedies set forth in the Lease.

      13 Water, toilet and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, rags or other substance shall be thrown therein. All damage resulting from any misuse of said fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be borne by Tenant.

      14 Tenant shall not mark, paint, drill into or in any way de face any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor covering shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

      15 Except with Landlord's prior written consent, no bicycles, similar vehicles or animals of any kind shall be brought into or kept in or about the Premises or Project. Except for a tenant whose business in the Building is the preparation of food for on-premises public sale and consumption, no cooking shall be done or permitted by Tenant in the Building except that the use of microwave ovens for the warming of prepared foods and the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees, clients and guests shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to be produced or permeate the Project, Building or Premises.

      16 The Premises shall not be used for manufacturing or for the storage of merchandise except such storage as may be incidental to the use of the Premises for general office purposes and any additional use specifically set forth in the Lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics or tobacco in any form or as a medical office or as a barber or manicure shop or as an employment bureau. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises, or advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

      17 There shall not be used by Tenant in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards.

      18 Tenant shall not conduct any auction or permit any fine or bankruptcy sale to be held in the Premises or store goods, wares or merchandise in the Premises or at the Project.

      19 All freight, furniture and equipment must be moved into, within and out of the Building under Landlord's supervision and according to such regulations as Landlord may promulgate. All moving of freight, furniture or equipment into or out of the Building by Tenant shall be done at such time and in such manner as directed by Landlord or its agent. Landlord shall have the right to prescribe the allowable weight, size, and placement details for all sales and other heavy equipment brought into the Building. Landlord will not be responsible for loss of, or damage to, any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such property shall be repaired at the expense of Tenant. No office equipment, furnishings or fixtures shall be removed from the Building during hours when the Building is closed without obtaining Landlord's prior written permission and Landlord's security personnel shall have the right to demand evidence of such permission from any person.

      20 Requirements of Tenant for building services, maintenance and repairs shall be attended to only upon application to Landlord. Employees of the Building are not permitted to perform any work or do anything outside of their regular duties unless under special instructions from Landlord. No employees of the Building shall admit any person, Tenant or otherwise, to any office without specific instructions from Landlord.

      21 Tenant shall promptly notify Landlord of any accidents to or defects in plumbing, electrical fixtures, heating apparatus and/or air conditioning equipment so that the same may be attended to properly.

      22 Landlord reserves the right to close and keep locked all entrance and exit doors of the Project at all times which are not ordinary business hours. For purposes of this paragraph, "Ordinary business hours" in the Building shall be from 7:00 a.m. to 6:00 p.m. on Mondays through Fridays but excluding any day which is a legal holiday.

      23 On Saturdays, Sundays, legal holidays and other days during the hours the Building may be closed after ordinary business hours, access to the Project or Building or to the halls, corridors, elevators or stairways will be controlled by Landlord through the use of security personnel or access cards. Such personnel will have the right to demand of any and all personal seeking access to the Building proper identification to determine if they have right of access to the Project. Landlord shall in no case be liable for damages wherein admission to the Building has been refused during the hours the Building may be closed after ordinary business hours by reason of a tenant's failing to properly identify himself or herself to the security personnel, or because the Building was locked and closed to access by a tenant, a tenant's employees and the general public.

      24 A directory in the main lobby of the Building shall be provided to display the name and location of Building tenants only. Landlord reserves the right to exclude any other name therefrom and also to make a reasonable charge for each name, in addition to Tenant's name, placed upon such directory at Tenant's request.

      25 Tenant shall not be entitled, by virtue of this Lease, to use or patronize any service, business or facility located in the Building, but may become entitled to use or patronize the same by satisfactory arrangements with, and subject to all of the terms and conditions imposed by, the operator of such business or facility.

      26 Landlord reserves the right to exclude or expel from the Building any person who, in the Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate any of the rules and regulations contained herein.

      27 Landlord reserves the right at any time and from time to time to waive any of the Building rules and regulations.

      28. There shall be no smoking anywhere in the Building. Tenant shall cooperate with Landlord and landlord's agents to enforce this rule.

      insulated, fireproofed or surfaced with any asbestos-containing materials. Landlord shall provide the Premises arid all other areas of the Premises where Tenant places equipment free of hazardous materials

34. Express Waiver of Landlord's Lien. Landlord hereby expressly waives its Landlord's lien and any and all rights granted by or under any present or future laws to Levy or distrain for rent, in arrears, in advance, or both, upon any or all personalty, including, but not limited to [supporting towers, antennas, satellite dish(es). Connecting Equipment] equipment, trade fixtures, furniture and other personal property at Tenant or any assignee or subtenant of Tenant in the Premises.

35. Allowable Use of Certain Hazardous Materials. Tenant may use and store the following materials in the ordinary course of its business: fuel for the generator(s) in order to supply an uninterrupted power source (UPS); acid contained within batteries for back-up power; reasonable amounts of standard cleaning fluid and materials customarily used in conjunction with business machines; cleaning supplies in reasonable quantities; coolant for any Tenant installed HVAC system, or other materials used in fire suppression and any other materials deemed necessary to Tenant's business. Landlord may use, but not store, art the Premises the following materials in the ordinary course of business: cleaning supplies, insecticides, fungicides, and rodenticides. Tenant shall not indemnify Landlord for releases of any hazardous materials that exist on the Premises, at the time of execution of this Lease or are brought on the Premises, into the building, or on, in or under the land upon which the Building is located by anyone other than Tenant, its employees, agents, or third-party contractors. This provision shall survive the expiration or sooner termination of this Lease.



                                  TENANT:  Advanced Telecommunications Inc.
                                           A Delaware corp.


                                      By: /s/ S. C. Tivari
        SATISH C. TIVARI                  ---------------------------------
      V.P. ENGINEERING AND
     NETWORK IMPLEMENTATION           Its:
ADVANCED TELECOMMUNICATIONS, INC.         ---------------------------------
    720 2ND AVE S. SUITE 1200
      MINNEAPOLIS, MN 55402           Date     12/27/99
                                           -------------------------------------

                                  LANDLORD:

                                      SOFI-IV SIM OFFICE INVESTORS II, LP, an
                                      Delaware limited partnership

                                      By:   Scottsdale Property Management 97,
                                            L.L.C., an Arizona limited liability
                                            company, Agent


                                            By /s/ [ILLEGIBLE]
                                               ---------------------------------
                                               Authorized signatory

                                      Date     12-30-99
                                           -------------------------------------

Subject to Landlord's
Receipt of:

-- Security deposit

-- 1st Month's Rent

-- Generator/HVAC Fee